                                                                    EXHIBIT 10.1

                            INVESTOR RIGHTS AGREEMENT

                                      among

                              POBEDA PARTNERS LTD.,

                                BLACKBAUD, INC.,

                                       and

                            EACH OF THE SHAREHOLDERS
                        OF BLACKBAUD, INC. PARTIES HERETO

                          Dated as of October 13, 1999

                                TABLE OF CONTENTS

                                                                                                                Page
SECTION 1.        Definitions............................................................................         1

SECTION 2.        Term of Agreement......................................................................         4

SECTION 3.        Shareholders' Board Rights.............................................................         4

SECTION 4.        General Restriction on Stock Transfers by Investors....................................         4

SECTION 5.        All Transfers in Compliance with Securities Laws.......................................         5

SECTION 6.        Tag-Along and Bring-Along Rights.......................................................         5

         Shareholders' Tag-along Rights..................................................................         5
         Purchaser's Bring-Along Rights..................................................................         5
         Closing.........................................................................................         6
         Inapplicable to Public Offering.................................................................         6

SECTION 7.        Restrictions on Transfer by Purchaser..................................................         6

SECTION 8.        Restrictions on Transfer by Shareholder................................................         6

         No Transfers for Two Years......................................................................         6
         No Transfers to Competitors.....................................................................         6
         Rights of First Refusal Regarding Transfers to Third Parties....................................         7
         Transfers to Family Trusts......................................................................         7
         Call Rights on Option Shares....................................................................         7

SECTION 9.        Rights of First Refusal................................................................         7

         Offering Notice.................................................................................         7
         Certificate of Prospective Investor.............................................................         8
         Company Option to Purchase......................................................................         8
         Investors' Option to Purchase...................................................................         8
         Sale by Selling Shareholder.....................................................................         9
         Closing.........................................................................................         9

SECTION 10.       Purchase of Shareholder's Shares Upon Death, Disability or Termination.................         9

         Shareholder's Put Options.......................................................................         9
         Closing and Payment of Purchase Price...........................................................        10

SECTION 11.       Transfer Upon Termination of Employment................................................        11

         Option To Purchase Shares Upon Voluntary Resignation of Employment or Termination of
         Employment for Cause............................................................................        11
         Option To Purchase Shares Upon Employment by Competitor.........................................        11

SECTION 12.       Involuntary Transfers..................................................................        12

SECTION 13.       Assignment to Other Investors..........................................................        12

SECTION 14.       Legally Binding Obligation.............................................................        13

SECTION 15.       Restrictions on Purchase...............................................................        13

SECTION 16.       Closing................................................................................        14

SECTION 17.       Withholding and Offset Rights of the Company and Purchaser.............................        14

SECTION 18.       Registration Rights....................................................................        14

         Certain Definitions.............................................................................        14
         Demand Registration.............................................................................        15
         Piggyback Registration..........................................................................        17
         Expenses of Registration........................................................................        18
         Obligations of the Company......................................................................        19
         Indemnification.................................................................................        20
         Information by Holder...........................................................................        22
         Transfer of Registration Rights.................................................................        22
         Form S-3........................................................................................        23
         Delay of Registration...........................................................................        23
         Limitations on Subsequent Registration Rights...................................................        23
         Rule 144 Reporting..............................................................................        23
         Termination of Registration Rights..............................................................        24

SECTION 19.       Legend   ..............................................................................        24

SECTION 20.       Specific Performance and Injunctive Relief.............................................        25

SECTION 21.       Miscellaneous..........................................................................        25

         References: Headings............................................................................        25
         Entire Agreement................................................................................        25
         Notices.........................................................................................        25
         Applicable Law..................................................................................        26
         Severability....................................................................................        26
         Successors and Assigns, No Third Party Beneficiaries............................................        27
         Defaults........................................................................................        27
         Recapitalizations, Exchanges, etc...............................................................        27
         Amendments: Waivers.............................................................................        27
         Variation in Pronouns; Construction.............................................................        27
         Counterparts....................................................................................        27
         Further Action..................................................................................        27
         No Implied Waiver...............................................................................        28

EXHIBITS

A - SELLING SHAREHOLDERS

                            INVESTOR RIGHTS AGREEMENT

         THIS INVESTOR RIGHTS AGREEMENT (this "Agreement") is dated as of October 13, 1999, by and among BLACKBAUD, INC., a South Carolina corporation (the "Company"), the Selling Shareholders listed on Exhibit A (collectively, the "Shareholders"), and Pobeda Partners Ltd., a Bermuda exempt corporation (the "Purchaser").

                              Statement of Purpose

         The Company has entered into a Recapitalization Agreement dated as of September 13, 1999 by and among the Company, the Shareholders, Purchaser and certain other parties named therein, relating to, among other things, the acquisition by Purchaser of 80.1% of the Common Stock of the Company pursuant to a series of transactions including a leveraged recapitalization (the "Recapitalization Agreement"). The transactions contemplated under the Recapitalization Agreement are being consummated on the date hereof, and as of this date, Purchaser and the Shareholders are the holders of all of the outstanding Common Stock of the Company (as herein defined) and desire to enter into this Agreement for the purpose of agreeing to certain aspects of their relationship as holders of such Capital Stock.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

         SECTION 1.        Definitions.

         In addition to the terms defined elsewhere in this Agreement, the following terms shall have the meanings set forth in this Section 1:

         "Affiliate" means, with respect to a Person, any other Person which directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with such Person. "Affiliate" of Purchaser shall be deemed to include, in addition to all other Affiliates, any equity owner of Purchaser. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting stock, by contract or otherwise.

         "Agreement" means this Investor Rights Agreement, as amended or supplemented from time to time.

         "Board" means the Board of Directors of the Company.

         "Capital Stock" means any equity securities issued by the Company.

         "Cause" shall have the meaning assigned to it in the applicable Shareholder's Employment Agreement.

         "Common Stock" means the Common Stock, no par value, of the Company.

         "Competitor" shall mean any Person that is engaged in Competition.

         "Competition" means, as of a particular time, engaging in, accepting a position with, opening, controlling or becoming associated with any Person or business that competes with the Company with respect to the business of software development, marketing, sales and/or distribution for non-profit organizations anywhere in the United States of America. A Shareholder shall not be considered to be engaged in Competition if he or she does not perform services, or supervise persons performing services, relating to the business of software development, marketing, sales and/or distribution for non-profit organizations. A Shareholder shall be considered to have become associated with a Person or business only if the Shareholder becomes directly or indirectly involved with such Person or business as an owner, principal, employee, officer, director, independent contractor, consultant, representative, stockholder, financial backer, agent, partner, advisor, lender, or in any other individual or representative capacity; except that the Shareholder shall not be considered to have become associated with an entity solely by reason of making and/or retaining an investment in less than two percent of the equity of such entity, if such equity is listed on a national securities exchange or regularly traded in an over-the-counter market.

         "Disability" shall have the meaning assigned to it in the Employment Agreement.

         "Employment Agreement" means the Employment Agreement dated as of the date hereof between the Company and a Shareholder, as amended or supplemented from time to time.

         "Fair Market Value" of any Shares as of any date means the value of such Shares as of the June 30 or December 31 immediately preceding such date as agreed upon by the Company and the Shareholder in good faith, and if unable to agree upon such value within a reasonable time, the value of such Shares as determined by a qualified, disinterested investment banking firm of national reputation mutually selected by the Company and the Shareholder (it being agreed that (a) such investment banking firm shall determine that the Fair Market Value is either the value proposed by the Shareholder or the value proposed by the Company and (b) the fees and expenses of such investment banking firm shall be shared equally between the Company and the Shareholder). The Fair Market Value of each Share shall be determined on the basis of the Company's privately-held status and without reference to any discount for minority interest, control premium, restrictions on transfer or disparate voting rights (if any).

         "Family Trust" shall have the meaning assigned thereto in Section 8(d).

         "Investors" means Purchaser and the Shareholders and any transferee bound by the terms and conditions of this Agreement in accordance with the terms hereof, and the term "Investor" means any such Person; provided, that any Person party hereto which ceases to own any Shares as permitted by this Agreement shall cease to be an Investor and party to this Agreement.

         "Involuntary Transfer" means any Transfer of title of beneficial ownership of Shares upon default, foreclosure, forfeit, court order or otherwise than by a voluntary decision on the part of a Shareholder, provided, however, that such term shall not include Transfers to Purchaser or the Company as set forth herein or to a third party pursuant to Purchaser's bring-along rights under Section 6(b).

         "Mature Shares" means Shares that have been held by the Shareholder in question for at least six months.

         "Owned" means beneficially owned within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended.

         "Permitted Transfer" means a Transfer of Shares by a Shareholder to his or her Family Trust pursuant to Section 8(d).

         "Person" means an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, limited liability company or any other entity of whatever nature, and shall include any successor (by merger or otherwise) of such entity.

         "Qualified Public Offering" means a firmly underwritten public offering of the Company's stock, of not less than $20,000,000 in gross proceeds, registered with the Securities and Exchange Commission under the 1933 Act and shall not include any registration of shares pursuant to a Company stock option or incentive plan.

         "Sale Event" means (i) the sale to a third Person who is not an Affiliate of Purchaser of fifty percent (50%) or more of the issued and outstanding Common Stock of the Company, (ii) a merger, share exchange or other business combination involving the Company and such a third Person in which the shareholders of the Company receive consideration in respect of at least fifty (50%) of the outstanding Capital Stock, or (iii) a leveraged recapitalization of the Company involving significant distributions or redemptions in respect of the Common Stock.

         "1933 Act" means the Securities Act of 1933, as amended, the rules and regulations issued thereunder.

         "Shares" means all of the shares of Capital Stock held by the Investors, whether now owned or hereafter acquired.

         "Transfer" means (a) as a noun, any direct or indirect, voluntary or involuntary, transfer, sale, assignment, alienation, gift, donation, grant, conveyance, lease, exchange, mortgage, pledge, encumbrance, hypothecation or other dispositions of any kind, including dispositions by operation of law or legal process, or giving an option, warrant or other right to acquire any Shares or granting a proxy with respect to voting of any Shares, and (b) as a verb, the act of making any direct or indirect, voluntary or involuntary transfer, entering into a contract to make a Transfer, sell, assign, convey, donate, pledge, encumber, transfer or otherwise dispose of, or giving an option, warrant or other right to acquire any Shares or granting a proxy with respect to voting of any Shares or contract to do any of the foregoing.

         SECTION 2. Term of Agreement; Termination of Prior Agreement.

         The term of this Agreement shall begin on the date hereof and shall terminate on the first to occur of the following events:

         (a) the written consent of all of the Investors (to the extent then an owner of any Shares);

         (b)      the dissolution or liquidation of the Company;

         (c) a merger or business combination involving the Company, in which the shareholders of the Company (including the Investors) immediately prior to the effective time of such merger or business combination own capital stock representing less than fifty percent (50%) of the voting power of the surviving corporation (determined on a fully diluted basis) immediately after the effective time of such merger or business combination; or

         (d) except with respect to Sections 18 and 21, the closing of a Qualified Public Offering. The obligations of the Company under Sections 18 and 21 shall terminate in accordance with the provisions of Section 18(n).

         Effective upon the closing of the Recapitalization (as defined in the Recapitalization Agreement), the Shareholders hereby terminate the prior shareholders' agreement with respect to the Company and its related companies.

         SECTION 3. Shareholders' and Purchaser's Board Rights.

         For so long as the Shareholders and any Family Trust continue to own in the aggregate at least ten percent (10%) of Company's stock on a fully diluted basis, the Shareholders as a group shall be entitled to elect by majority vote of Shares owned by the Shareholders at least one member of the Board, and Purchaser, subject to its fiduciary obligations, shall vote all Shares owned by it in favor of the Shareholders' Board nominee and shall make all other reasonable efforts within its control to elect the Shareholders' nominee to the Board. For so long as Purchaser and its Affiliates continue to own in the aggregate at least ten percent (10%) of the Company's stock on a fully diluted basis, Purchaser shall be entitled to elect at least one member of the Board, and the Shareholders, subject to their fiduciary obligations, shall vote all Shares owned by them in favor of the Purchaser's Board nominee and shall make all other reasonable efforts within their control to elect the Purchaser's nominee to the Board. This provision shall not in any way limit Purchaser's ability to elect additional directors pursuant to the Company's Articles of Incorporation or Bylaws.

         SECTION 4. General Restriction on Stock Transfers by Shareholders.

         Each Shareholder agrees that it will not, directly or indirectly, Transfer, or permit to be transferred, any Shares or any interest therein held by such Shareholder except as provided in this Agreement. Any attempted Transfer of any Shares or of any interest therein, other than in compliance with the provisions of this Agreement, shall be null and void and of no effect whatsoever and the Company shall refuse to register any such Transfer.

         SECTION 5. All Transfers in Compliance with Securities Laws.

         Each Investor acknowledges that the shares of Common Stock have not been registered under the 1933 Act and may not be Transferred except while such registration is in effect or pursuant to an exemption from registration under the 1933 Act. Each Investor agrees that he or it will not Transfer any Shares at any time if such Transfer would violate applicable federal and state securities laws, and that each certificate or other document evidencing the Shares shall bear an appropriate legend restricting the Transfer of such Shares in accordance with applicable federal and state securities laws.

         SECTION 6. Tag-Along and Bring-Along Rights.

         (a) Shareholders' Tag-along Rights. Except as provided in Section 6(b), in the event of a proposed sale of Common Stock to any third party (but not an Affiliate of Purchaser) by Purchaser of more than fifty percent (50%) of the Shares held by Purchaser at such time, Purchaser shall, at least twenty (20) days prior to such sale, deliver to the Shareholders written notice (the "Sale Notice") thereof describing the terms and conditions of such sale (the "Sale Notice Transaction"). Upon receipt of a Sale Notice, the Shareholders, by giving written notice to Purchaser not later than ten (10) days following receipt of the Sale Notice, may participate in such sale on a pro rata basis based on the ratio of such Shareholder's Shares to the Shares owned by Purchaser and all Shareholders. The accepting Shareholders shall participate in such sale for a price per Share equal to the purchase price per Share being paid for Purchaser's Shares and on other terms and conditions not less favorable to the Shareholders than those applicable to Purchaser. The number of Shares to be sold by Purchaser in connection with a sale pursuant to this Section 6(a) shall be reduced by the number of Shares that the Shareholders elect to sell pursuant to this Section 6(a). In the event that a Shareholder does not accept terms and conditions substantially similar to those of the Purchaser, such Shareholder shall not be entitled to participate in the Sale Notice Transaction. The Shareholders' right to participate in the Sale Notice Transaction is conditioned on consummation of such Sale Notice Transaction.

         (b) Purchaser's Bring-Along Rights. If Purchaser proposes to effect a Sale Event, Purchaser may deliver a notice (a "Sale Event Notice") to all of the Shareholders stating that Purchaser proposes to effect (or to cause the Company to effect) such transaction (the "Sale Event Notice Transaction"), and specifying the name and address of the proposed parties to such transaction and the consideration payable in connection therewith. Upon receipt of a Sale Event Notice, each Shareholder shall be obligated to Transfer all Shares owned by it in the Sale Event (or, in the case of a Sale Event involving a sale of less than all of the outstanding Shares, a percentage of the Shares owned by it equal to the percentage of Purchaser's Shares being sold by Purchaser), for a price per Share equal to the price per Share being paid for Purchaser's Shares and on other terms and conditions not less favorable to Shareholder than to Purchaser; provided, however, that, with respect to any Shares for which Shareholder holds unexercised stock options, the price per such Share shall be reduced by the exercise price of such options or, if required pursuant to the terms of such options, such Shareholders shall pay the exercise price therefor prior to the closing of the Sale Event Notice Transaction, and shall Transfer Shares of Common Stock in the Sale Event Notice Transaction. In addition to selling its Shares, the Shareholders shall take all other necessary action to cause the Company to consummate the proposed Sale Event, including, to the extent necessary, voting all their Shares in favor of such transaction.

         (c)      Closing. The closing of any transaction pursuant to this
Section 6 shall be held at such time and place as Purchaser shall reasonably specify. At such closing, the Shareholders and Purchaser shall deliver certificates representing the Shares to be sold, duly endorsed for transfer and accompanied by all requisite stock transfer taxes, if any, and the Shares to be transferred shall be free and clear of any liens, claims or encumbrances (other than restrictions imposed by this Agreement) and Purchaser and each of the Shareholders shall so represent and warrant. Each of the Shareholders and Purchaser shall further represent and warrant that it is the record and beneficial owner of such Shares and make such additional representations and warranties and related indemnities relating to its ownership of the Shares as shall be customary in transactions of a similar nature.

         (d) Inapplicable to Public Offering. Notwithstanding anything herein to the contrary, the tag-along rights set forth in Section 6(a) above and the bring-along rights set forth in Section 6(b) above shall not apply to any sale by Purchaser pursuant to a registration statement filed with the Securities and Exchange Commission under the 1933 Act.

         SECTION 7. Restrictions on Transfer by Purchaser.

         Purchaser and its Affiliates may Transfer its Shares without restriction hereunder except as set forth in Section 5 above, and in Section 6 above to the extent that the Shareholders' tag-along rights as set forth in
Section 6(a) apply to such Transfer. Any Person to whom Purchaser Transfers Shares in accordance with the terms of this Agreement shall be entitled to Purchaser's rights and benefits hereunder and shall be bound by Purchaser's obligations and duties hereunder; provided, that, in the event that Purchaser Transfers Shares to more than one unaffiliated Person, Purchaser may on a reasonable basis allocate such rights and benefits and obligations and duties among such Persons with the consent of the Shareholders' Representative (as defined in the Recapitalization Agreement), which consent shall not be unreasonably withheld.

         SECTION 8. Restrictions on Transfer by Shareholder.

         (a) No Transfers for Two Years. During the two-year period commencing on the date hereof, the Shareholders shall not Transfer to any third party any Shares, except in connection with a Permitted Transfer, a Transfer pursuant to the tag-along rights set forth in Section 6(a) or a Transfer pursuant to Purchaser's bring-along rights set forth in Section 6(b).

         (b) No Transfers to Competitors. Notwithstanding anything to the contrary contained in this Agreement, in no event shall any Shareholder Transfer all or any portion of his Shares to a Competitor or an Affiliate thereof, unless such Transfer is made pursuant to Shareholder's tag-along rights set forth in
Section 6(a), Purchaser's bring-along rights as set forth in Section 6(b) or pursuant to any other Transfer to be approved by Purchaser involving the sale of all or substantially all of the business or assets of the Company, whether pursuant to merger, sale of assets, sale of stock or otherwise.

         (c) Rights of First Refusal Regarding Transfers to Third Parties. Subject to the restrictions set forth in Sections 8(a) and 8(b), a Shareholder may sell Shares to a third party so long as the sale is made in compliance with the right of first refusal provisions set forth in Section 9.

         (d) Transfers to Family Trusts. A Shareholder may at any time Transfer Shares to a trust established for the exclusive benefit of his spouse or lineal descendants (collectively, the "Family Trusts"), and each such Family Trust shall hold, and shall execute and deliver to the Company and to Purchaser a written acknowledgement that it holds such Shares subject to the terms and conditions of this Agreement as if such Shares were owned by such Shareholder. The applicable Shareholder shall agree to be responsible for the compliance by such Family Trust with the terms hereof. Each Family Trust may Transfer Shares to the Shareholder or to another Family Trust of such Shareholder. If a Shareholder desires to Transfer all or any portion of his Shares pursuant to this Section 8(d), he shall give written notice to the Company and to Purchaser of his intention to make such Transfer not less than five (5) days prior to effecting such Transfer, which notice shall state the name and address of each Trust to which such Transfer is proposed and the description and amount of the Shares to be so Transferred. The Company and the Purchaser shall have the right to review the applicable Family Trust documents (and any amendments thereto) to confirm that such Family Trust is legally capable of complying with the terms of this Agreement and, to the extent not so capable, may require changes to such documents to provide for compliance with the terms hereof as a condition to such Transfer.

         (e) Call Rights on Option Shares. Prior to the Transfer of any Shares pursuant to Section 9, 10, 11 or 12, the Company and Purchaser shall have a reasonable opportunity to exercise any call rights the Company or Purchaser then holds on any such Shares purchased upon option exercise pursuant to the applicable option grant agreement.

         SECTION 9. Rights of First Refusal on Certain Shareholder Transfers.

         (a) Offering Notice. Subject to Sections 8(a) and 8(b), if a Shareholder desires to Transfer all or any portion of his Shares to a third party (other than in connection with a Permitted Transfer, a Transfer pursuant to his tag-along rights set forth in Section 6(a), or a Transfer pursuant to Purchaser's bring-along rights set forth in Section 6(b)), such Shareholder (the "Selling Shareholder") shall give written notice thereof (the "Offering Notice") to the Company and to Purchaser. The Offering Notice shall be accompanied by a copy of the relevant acquisition agreement and shall state (i) the number of Shares to be Transferred (the "Offered Shares"); (ii) the name and address of the prospective Person (the "Prospective Purchaser") to whom the Selling Shareholder desires to Transfer such Offered Shares; (iii) the price of the Offered Shares to be paid by the Prospective Purchaser, which price must be payable in cash; (iv) that the proposed purchase of the Offered Shares shall be consummated no later than sixty (60) days after the expiration of the options referred to in subsections (c) and (d) below; and (v) that the offer of the Prospective Purchaser has been accepted by the Selling Shareholder subject to the rights of the Company and Purchaser contained in this
Section 9.

         (b) Certificate of Prospective Purchaser. The Offering Notice shall be accompanied by a certificate of the Prospective Purchaser stating that
(i) its offer to purchase the Offered Shares has been approved by its board of directors (or the equivalent if the Prospective Purchaser is not a corporation) (unless such Prospective Purchaser is a natural Person); (ii) the description of his or its offer contained in the Offering Notice is complete and accurate;
(iii) he or it is aware of the rights of the Company and Purchaser contained in this Section 9; and (iv) prior to the purchase of any Offered Shares by the Prospective Purchaser, he or it will become a party to this Agreement and agree to be bound by the terms and conditions hereof to the same extent and in the same manner as the Shareholder. In addition, the certificate of the Prospective Purchaser shall be accompanied by evidence reasonably satisfactory to the Company as to the Prospective Purchaser's financial ability to consummate the proposed purchase.

         (c) Company Option to Purchase. For a period of fifteen (15) business days after receipt of the Offering Notice and the certificate referred to in Section 9(b) above, (the "Company Option Period"), the Company shall have the option to give notice of its election to purchase all of the Offered Shares; provided, however, that the Company may elect to purchase less than all of the Offered Shares if (i) one or more of the Investors other than the Selling Shareholder elect (subject to Purchaser's option in Section 9(d) below) to purchase all of the remaining Offered Shares or (ii) the Selling Shareholder consents to the purchase of less than all of its Offered Shares. The Company's option to purchase the Offered Shares hereunder shall be exercisable by delivering written notice to such effect, prior to the expiration of the Company Option Period, to the Selling Shareholder and to the other Investors. The Company's purchase of Offered Shares hereunder shall be on terms no less favorable in the aggregate than the terms contained in the Offering Notice on which the Prospective Purchaser has agreed to purchase the Offered Shares. The failure of the Company to exercise its option to purchase all or a portion of the Offered Shares under this Section 9(c) within the Company Option Period shall be deemed to be a waiver of its right to purchase the Offered Shares.

         (d) Purchaser's Option to Purchase. If the Company does not elect to purchase all of the Offered Shares pursuant to Section 9(c), above, Purchaser shall then have the option, for a period of fifteen (15) business days (the "Purchaser's Option Period") after the earlier of the express waiver by the Company of its option in Section 9(c) or the expiration of the Company Option Period, to give notice of its election to purchase not less than all of the Offered Shares; provided, however, that Purchaser may elect to purchase less than all of the Offered Shares, if (i) the Company elects to purchase all of the remaining Offered Shares, (ii) one or more of the other Investors elect to purchase all of the remaining Offered Shares, or (iii) the Selling Shareholder consents to the purchase of less than all of the Offered Shares. Purchaser's option to purchase Offered Shares hereunder shall be exercisable by delivering written notice to such effect, prior to the expiration of the Purchaser's Option Period, to the Selling Shareholder and the Company. Purchaser's purchase of Offered Shares hereunder shall be on terms no less favorable in the aggregate than the terms contained in the Offering Notice on which the Prospective Purchaser agreed to purchase the Offered Shares. The failure of Purchaser to exercise its option to purchase Offered Shares within the Purchaser's Option Period shall be deemed to be a waiver of its right to purchase the Offered Shares.

         (e) Sale by Selling Shareholder. Subject to Sections 8(a) and 8(b), upon the expiration of the Purchaser's Option Period or the earlier waiver by Purchaser of its rights under Section 9(d), the Selling Shareholder may Transfer all, but not less than all, of the Offered Shares not purchased by the Company and/or Purchaser pursuant to this Section 9, to the Prospective Purchaser in accordance with the terms (including the purchase price and consideration) set forth in the Offering Notice; provided, however, that as a condition to such sale, such Prospective Purchaser shall have delivered to the Company a signed acknowledgement that it shall hold such Shares subject to this Agreement and shall be bound by all of the Selling Shareholder's duties and obligations hereunder, as if it continued to own such Shares being purchased by the Prospective Purchaser; and, provided further, that the provisions of Section 10 shall not apply to the Prospective Purchaser and the Prospective Purchaser shall not be considered a Shareholder or Family Trust for purposes of Section 3; and, provided, further, the provisions of Section 11 shall not apply to the Prospective Purchaser, except that, if at the time of the proposed sale, the Company has the right to exercise the options as set forth in Section 11(a) or
Section 11(b), the Company shall have ninety (90) days (or, if shorter, until termination of the option period of Section 11(a) or Section 11(b), as appropriate) to exercise such options. If such sale is not consummated by the earlier of the date specified in the Offering Notice or the date thirty (30) days after the expiration of the Purchaser's Option Period, the restrictions provided for herein shall again become effective.

         (f) Closing. The closing of any purchase of the Offered Shares by the Company or the Purchaser pursuant to this Section 9 shall be held at the principal office of the Company at 10:00 a.m. local time no later than thirty
(30) days after the date of expiration of the Company's Option Period or the Purchaser's Option Period, as applicable. At such closing, the Selling Shareholder shall deliver (i) certificates representing the Offered Shares, duly endorsed for Transfer and accompanied by all requisite stock transfer taxes, if any, and (ii) his signed certification that the Offered Shares are Transferred free and clear of any liens, claims or encumbrances (other than restrictions imposed by this Agreement), and that it is the record and beneficial owner of such Offered Shares. The Company and/or the Purchaser, as the case may be, shall deliver at such closing, by certified or official bank check or by wire transfer of immediately available funds, payment in full for such Offered Shares.

         SECTION 10. Purchase of Shareholder's Shares.

         (a) Shareholder's Put Options. Upon the occurrence of any of the following events:

                  (i) the termination without Cause by the Company of a Shareholder's employment; or

                  (ii) a Shareholder's termination of employment within thirty (30) days of the relocation by the Company of its headquarters to a location more than thirty-five (35) miles from the Charleston, South Carolina metropolitan area, unless, either

                  (A) such Shareholder is not employed by the Company on such date, or (B) such Shareholder has consented to such action;

such Shareholder shall have the right at its discretion, by written notice delivered to the Company not later than sixty (60) days following the occurrence of an event described in clauses (i) or (ii) above, to require the Company (which obligations the Company may assign in whole or in part to Purchaser, or the Other Investors (as defined in Section 13 hereof)) if the Company assigns such obligation to the Other Investors pursuant to Section 13, to purchase not less than all of the Shares owned by such Shareholder and each of his Family Trusts, at a price equal to the Fair Market Value of such Shares for the date of the event giving rise to such put option (the "Put Event"). The put option arising upon the occurrence of the event described in Sections 10(a)(i) and 10(a)(ii) above is referred to herein as the "Termination Put". Notwithstanding anything contained herein to the contrary, if the terms of any lending arrangement between the Company and any of its institutional lenders restrict the Company's ability to purchase all of the Shares owned by a Shareholder with respect to which the Shareholder put option is being exercised, the Company may elect to purchase such Shares in exchange for a promissory note, which shall bear interest at the prime rate or base rate of interest most recently published or announced in the Wall Street Journal and which shall be payable in equal monthly installments over the term of such repurchase period, which shall not exceed five (5) years; provided, that the terms of any such promissory note shall in all events be subject to the applicable limitations contained in such lending arrangements (and the Company agrees to exercise all reasonable efforts to have any limitations amended or waived to the extent necessary to minimize the modifications due to the lending arrangement limitations).

         (b) Closing and Payment of Purchase Price. The closing of the purchase and sale pursuant to this Section 10 shall be held at the principal office of the Company at 10:00 a.m. local time no later than one-hundred twenty
(120) days after the date of the Put Event with respect to which such closing relates, or at such other time and place as the parties to the transaction may agree. At such closing (i) the Shareholder or his personal representative and each of his Family Trusts shall deliver certificates representing the Shares to be purchased, duly endorsed for transfer and accompanied by all requisite stock transfer taxes, if any, and the Shares to be Transferred shall be free and clear of any liens, claims or encumbrances (other than restrictions imposed by this Agreement) and the Shareholder or his personal representative and each of his Family Trusts shall so represent and warrant, and further represent and warrant that they are the record and beneficial owners of the Shares; and (ii) the Company or the Other Investors, as the case may be, shall pay to Shareholder or his personal representative and each of his Family Trusts the purchase price therefor by certified or official bank check or by wire transfer of immediately available funds.

         (c) Notwithstanding the foregoing, a Termination Put shall be exercisable only with respect to Shares that are Mature Shares on the date of the relevant Put Event. To the extent that a Shareholder's Shares are not Mature Shares on the date of the Put Event, the Shareholder shall have a separate Termination Put with respect to such Shares, and the Put Event relating to that Termination Put shall be deemed to occur on the date such Shares become Mature Shares.

         SECTION 11. Options to Purchase Upon Termination of Employment.

         (a) Option To Purchase Shares: Voluntary Resignation of Employment, Termination of Employment for Cause . Upon any voluntary resignation of employment by Shareholder or upon the termination by the Company of the employment of Shareholder for Cause (a "Termination Call Event"), the Company shall have the option, for a period of three (3) years after the Termination Call Event, to purchase, or to assign to the Other Investors the right to purchase as set forth in Section 13, all, but not less than all, of the Shares owned by such Shareholder and each of his Family Trusts, as follows:

                  (i) The Company's or the Other Investors' option to purchase Shares under this Section 11 (the "Termination Call") shall be exercisable by delivering written notice to such effect, prior to the expiration of such option, to such Shareholder and to the Other Investors or the Company, as the case may be.

                  (ii) The purchase price for such Shares shall be the Fair Market Value of such Shares for the date of notice;

                  (ii) Such purchase price shall be paid by certified or official bank check or by wire transfer of immediately available funds;

                  (iv) The closing of such purchase shall be held no later than the date which is one hundred twenty (120) days after the date of receipt by the Shareholder of the written notice required by clause (i), above.

         (b) Option To Purchase Shares Upon Employment by Competitor. If a Shareholder engages in Competition, in addition to any other rights and remedies of the Company, the Company shall have the option (a "Competition Call"), for a period of ninety (90) days after the date of the Company's receipt of actual knowledge of such employment (the "Competition Call Event"), to purchase, or to assign to the Other Investors the right to purchase as set forth in Section 13, all, but not less than all, of the Shares owned by such Shareholder and each of his Family Trusts at a purchase price (payable by certified or official bank check or by wire transfer of immediately available funds) equal to the Fair Market Value of such Shares for the date of exercise. The Company's option to purchase Shares hereunder shall be exercisable by delivering written notice to such effect, prior to the expiration of such option, to such Shareholder and each of his Family Trusts. The closing of such purchase shall be held no later than one hundred twenty (120) days after the date of the Company's receipt of actual knowledge of such Competition, or if the required determination of Fair Market Value has not been made at or prior to such time, a later date within thirty (30) days following the determination of Fair Market Value.

         (c) Notwithstanding anything in this Agreement to the contrary, the provisions of this Section 11 shall not apply to any Shares now owned or hereafter acquired by Anthony E. Bakker.

         (d) Notwithstanding the foregoing, a Termination Call or Competition Call shall be exercisable only with respect to Shares that are Mature Shares on the date of the relevant Termination Call Event or Competition Call Event. To the extent that a Shareholder's Shares are not Mature Shares on the date of the Termination Call Event or Competition Call Event, as applicable, there shall be a separate Termination Call or Competition Call, as applicable, with respect to such Shares, and the Termination Call Event or Competition Call Event relating to that Termination Call or Competition Call, as applicable, shall be deemed to occur on the date such Shares become Mature Shares.

         SECTION 12. Involuntary Transfers.

         Upon any Involuntary Transfer of any Shares owned by a Shareholder, he shall promptly, but in any event within thirty (30) days after such Involuntary Transfer, give written notice to the Company, with a copy to the Person to whom the Transfer was made, stating that the Involuntary Transfer occurred, the reason therefor, the date of the Transfer, the name and address of the Person to whom the Transfer was made and the Shares acquired by such Person. For a period commencing on the date of such Involuntary Transfer and expiring ninety (90) days after the date of receipt of such notice by the Company, the Company shall have the option to purchase, or to assign to the Other Investors the right to purchase as set forth in Section 13, all, but not less than all, of the Shares owned by such Shareholder and each of his Family Trusts on the terms for purchase of Shares at a price, payable by certified or official bank check or by wire transfer of immediately available funds, equal to Fair Market Value for the date of the Involuntary Transfer. The closing of such purchase shall be held no later than one hundred twenty (120) days after the date of the Involuntary Transfer, or if the required determination of Fair Market Value has not been made at such time, a later date within thirty (30) days following the determination of Fair Market Value as set forth herein. Such option to purchase the Shares hereunder shall be exercisable by the Company or the Other Investors, as the case may be, by delivering written notice to such effect, prior to the expiration of such option, to the Shareholder and the Person to whom the Transfer was made. The failure to exercise such option shall not in any way constitute a waiver by the Company of its rights under this Agreement or a consent to such Transfer.

         SECTION 13. Assignment to Other Investors.

         The Company shall have the right, at its discretion and not necessarily on a pro rata or other equitable basis, to assign to the Investors (including Purchaser), other than the Investor whose Shares are being purchased (the "Other Investors"), all or any portion of its right or obligation to purchase Shares under this Agreement, which assignment each of the Other Investors, in their individual discretion, may accept. If an Other Investor accepts any such assignment by the Company, such assignment shall be effective without consent by or notice to the Shareholder or his personal representative, as the case may be, from whom the Company has the right to purchase Shares, although such Other Investor shall endeavor to notify such Shareholder or his personal representative promptly. If such right to purchase Shares is assigned to one or more Other Investors, then such Other Investor(s) shall be deemed to be the Company for purpose of any such purchase hereunder and the Shareholder or his personal representative, as the case may be, from whom the Company has the right to purchase such Shares, including each Family Trust thereof, shall be obligated to sell such Shares to the Other Investor(s) electing to purchase the same as if it or they are the Company.

         SECTION 14. Legally Binding Obligation.

         The making of an offer, the delivery of a notice within the stated period and the acceptance of an offer, as provided herein, shall create a legally binding obligation to buy or sell, as the case may be, securities or otherwise take all necessary actions, as provided above. In addition, the Company is hereby authorized (a) to transfer such Shares on the books of the Company in accordance with this Agreement and without regard to the surrender of certificates representing such Shares held by such Shareholder and (b) to place on all certificates representing Shares a legend reflecting its authority to transfer such Shares in accordance with this Section 14. Any such certificates not surrendered as required by this Agreement shall become upon such transfer null and void.

         SECTION 15. Restrictions on Purchase.

         Notwithstanding anything in this Agreement to the contrary, the Company shall not be permitted or obligated to purchase any Shares hereunder to the extent the Company is prohibited from purchasing such Shares because it has insufficient legally available funds for such purchase under the South Carolina Business Corporation Act, as amended or any successor provision ("Restriction on Purchase"). If the Company believes at the time it receives a written notice of exercise of the put option pursuant to Section 10 that a Restriction on Purchase exists, the Company shall promptly notify Shareholder or his personal representative, as the case may be, and use reasonable efforts (excluding the payment of waiver, consent or similar transactional fees but including reasonable documentation costs and similar expenses) to have such Restriction on Purchase waived or removed. If such Restriction on Purchase is not waived or removed in whole, the Company shall purchase up to the maximum number of shares that the Board in good faith shall determine is permitted under the Restrictions on Purchase on such date. If any Shares that the Company is obligated hereunder to purchase remain unpurchased, the Company shall thereafter effect a series of purchases, each of which shall take place not later than five (5) business days after such Restrictions on Purchase have ceased to exist to the extent that would permit such partial payments of the purchase price in increments of fifty thousand dollars ($50,000). Any such subsequent payment shall accrue simple interest at a rate per annum of eight percent (8.0%) from the date such payment would have otherwise been made to the date such payment is made, such interest to be paid only at the date of payment by the Company for the Shares being purchased.

         SECTION 16. Closing.

         To the extent any closing of a purchase by the Company (or Other Investor) of any Shares hereunder is delayed or prohibited by any action on the part of a governmental entity or a third party (or certain requirements of law have not been met or complied with), then such closing shall not take place until permitted (or such requirement is met or complied with) or not at all and the Company (or Other Investor) shall as a result thereof have no liability.

         SECTION 17. Withholding and Offset Rights of the Company and Other Investors.

         To the extent permitted by applicable law and notwithstanding any other provisions of this Agreement, the Company or an Other Investor may offset against any payment to be made by it in respect of any Shares purchased by it pursuant to this Agreement (including purchase price, installment payments and interest payments) (i) any losses, damages, fees and/or expenses incurred by the Company or its Affiliates arising out of a violation by such Shareholder or related Family Trust of any employment, noncompete or nosolicitation agreement by which such Shareholder or related Family Trust is bound (ii) any other amount due and owing to the Company or Other Investor, as applicable, from such Shareholder or related Family Trust and (iii) any applicable withholding or similar taxes.

         SECTION 18. Registration Rights.

         The Company hereby grants to each of the Holders (as defined below) the registration rights set forth in this Section 18, with respect to the Registrable Securities (as defined below) owned by such Holders. The Company and the Holders agree that the registration rights provided herein set forth the sole and entire agreement, and supersede any prior agreement, between the Company and the Holders with respect to registration rights for the Company's securities.

         (a)      Certain Definitions. As used in this Section 18:

                  (i) The terms "register," "registered" and "registration" refer to a registration effected by filing with the SEC a registration statement (the "Registration Statement") in compliance with the 1933 Act, and the declaration or ordering by the SEC of the effectiveness of such Registration Statement.

                  (ii) The term "Registrable Securities" means (i) Common Stock held by Investors, or any transferee pursuant to Section 18(h) below, and
(ii) any Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right or other security that is issued as) a dividend or other distribution with respect to, or in exchange or in replacement of, such Registrable Securities; provided, however, that Common Stock or other securities shall cease to be treated as Registrable Securities if (a) a registration statement covering such securities has been declared effective by the Securities and Exchange Commission (the "SEC") and such security has been disposed of pursuant to such effective registration statement, (b) such security is sold or may be sold pursuant to Rule 144 under the Securities Act (or another exemption from the registration requirements of the Securities Act) or (c) such security ceases to be outstanding.

                  (iii) The term "Holder" (collectively, "Holders") means any Investor (and any transferee as permitted by Section 18(h) hereof) holding Registrable Securities, securities exercisable or convertible into Registrable Securities or securities exercisable for securities convertible into Registrable Securities.

                  (iv) The term "Initiating Holders" means any Holder or Holders of at least 51% of the Registrable Securities then outstanding and not registered at the time of any request for registration made pursuant to Section 18(b) of this Agreement.

         (b)      Demand Registration.

                  (i) Holders' Demand for Registration. At any time after 180 days following the Qualified Public Offering of the Company's Common Stock if the Company shall receive from Initiating Holders other than Purchaser a written demand that the Company effect any registration (a "Demand Registration") of at least fifty percent (50%) of the Registrable Securities of such Holders (other than a registration on Form S-3 or any related form of registration statement, such a request being provided for under Section 18(i) hereof) having an anticipated net aggregate offering price (after deduction of underwriter commissions and offering expenses) of at least $5,000,000, the Company will:

                  (A) promptly (but in any event within 10 days) give written notice of the proposed registration to all other Holders; and

                  (B) use its reasonable best efforts to effect such registration as soon as practicable and as will permit or facilitate the sale and distribution of all or such portion of such Initiating Holders' Registrable Securities as are specified in such demand, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such demand as are specified in a written demand received by the Company within 15 days after such written notice is given, provided that the Company shall not be obligated to take any action to effect any such registration pursuant to this Section 18(b):

                                    (I)      In any particular jurisdiction in
                  which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the 1933 Act;

                                    (II)     After the Company has effected one
                  (1) such registration pursuant to this Section 18(b)(i) and the sales of the shares of Common Stock under such registrations have closed;

                                    (III)    If the Company shall furnish to
                  such Holders a certificate signed by the President or equivalent senior executive of the Company, stating that in the good faith judgment of the Board of Directors of the Company it would be seriously detrimental to the Company and its shareholders for such

                  Registration Statement to be filed at the date filing would be required, in which case the Company shall have an additional period of not more than 90 days within which to file such Registration Statement; provided, however, that the Company shall not use this right more than twice in any 12 month period;

                                    (IV)     During the period starting with the
                  date sixty (60) days prior to the Company's good faith estimate of the date of filing of, and ending on a date one hundred eighty (180) days after the effective date of, a registration subject to Section 18(b) hereof, provided that the Company is employing in good faith all reasonable efforts to cause such registration statement to become effective.

                  (ii) Purchaser Demand for Registration. In addition, Purchaser and its Affiliates shall be granted a number of Demand Registrations to effect the registration of Registrable Securities owned by Purchaser or its Affiliates, in each case having an anticipated net aggregate offering price (after deduction of underwriter commissions and offering expenses) of at least $5,000,000, which number shall be mutually agreed upon by the Company and Purchaser based on Purchaser's equity ownership of the Company. In the case of each such Demand Registration requested by Purchaser, the Company shall undertake its covenants contained in Section 18(b)(i)(B) (subject to the limitations on such covenants contained therein, but not subject to the limitation contained in Section 18(b)(i)(B)(II)). The Company shall provide to Purchaser and its Affiliates the same rights with respect to such Demand Registration as provided for in the case of the Initiating Holders in this
Section 18.

                  (iii) Underwriting. If the Initiating Holders intend to distribute the Registrable Securities covered by their demand by means of an underwriting, they shall so advise the Company as part of their demand made pursuant to this Section 18(b); and the Company shall include such information in the written notice referred to in Section 18(b)(i)(A). In such event, the right of any Holder to registration pursuant to this Section 18(b) shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein.

         The Company shall, together with all holders of Capital Stock of the Company proposing to distribute their securities through such underwriting, enter into an underwriting agreement in customary form with the underwriter or underwriters selected by a majority-in-interest of the Initiating Holders and reasonably satisfactory to the Company. Notwithstanding any other provision of this Section 18(b), if the underwriter shall advise the Company that marketing factors (including, without limitation, an adverse effect on the per share offering price) require a limitation of the number of shares to be underwritten, then the Company shall so advise all Holders of Registrable Securities that have requested to participate in such offering, and the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated pro rata among such Holders thereof in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by such Holders at the time of filing the Registration Statement. The foregoing notwithstanding, in the case of a Purchaser Demand Registration, Purchaser's Shares to be registered pursuant to such demand shall not be reduced except as agreed by Purchaser (but in such event, there shall be no obligation on the part of either party to proceed with the offering of the amount of Shares so demanded). No Registrable Securities excluded from the underwriting by reason of the underwriter's marketing limitation shall be included in such registration.

         If any Holder disapproves of the terms of the underwriting, such Holder may elect to withdraw therefrom by written notice to the Company, the underwriter and the Initiating Holders. The Registrable Securities so withdrawn shall also be withdrawn from registration.

         If the underwriter has not limited the number of Registrable Securities to be underwritten, the Company may include securities for its own account (or for the account of other shareholders) in such registration if the underwriter so agrees and if the number of Registrable Securities would not thereby be limited.

         (c)      Piggyback Registration.

                  (i) Company Registration. If at any time or from time to time the Company shall determine to register any of its securities, either for its own account or for the account of security holders, other than in an initial Qualified Public Offering, a registration relating solely to employee benefit plans, a registration on Form S-4 or S-8 (or such other similar successor forms then in effect under the Securities Act), a registration pursuant to which the Company is offering to exchange its own securities, a registration statement relating solely to dividend reinvestment or similar plans or a registration pursuant to Section 18(b) or 18(i) hereof, the Company will:

                  (A) promptly (but in no event less than 15 days before the anticipated filing date of the registration statement offering such registration) give to each Holder written notice thereof; and

                  (B) include in such registration (and any related qualification under state securities laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made within 15 days after receipt of such written notice from the Company, by any Holder or Holders, except as set forth in
Section 18(c)(ii) below.

                  (ii) Underwriting. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 18(c)(i)(A). In such event the right of any Holder to registration pursuant to this Section 18(c) shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein.

         All Holders proposing to distribute their Registrable Securities through such underwriting shall, together with the Company and the other parties distributing their securities through such underwriting, enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. Notwithstanding any other provision of this Section 18(c), if the underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the underwriter may limit the number of Registrable Securities to be included in the registration and underwriting, subject to the terms of this Section 18(c). The Company shall so advise all holders of the Company's securities that would otherwise be registered and underwritten pursuant hereto, and the number of shares of such securities, including Registrable Securities, that may be included in the registration and underwriting shall be allocated in the following manner: shares, other than Registrable Securities and other securities that are entitled to contractual rights with respect to registration similar to those provided for in this Section 18(c), requested to be included in such registration by shareholders shall be excluded, and if a limitation on the number of shares is still required, the number of Registrable Securities and other securities that are entitled to contractual rights with respect to registration that may be included shall be allocated among the holders thereof in proportion, as nearly as practicable, to the amounts of Registrable Securities and such other securities held by each such holder at the time of filing the Registration Statement. For purposes of any such underwriter cutback, all Registrable Securities and other securities held by any holder that is a partnership or corporation, shall also include any Registrable Securities held by the partners, retired partners, shareholders or affiliated entities of such holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons, and such holder and other persons shall be deemed to be a single "selling holder," and any pro rata reduction with respect to such "selling holder" shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such "selling holder," as defined in this sentence. No securities excluded from the underwriting by reason of the underwriter's marketing limitation shall be included in such registration. Nothing in this Section 18(c)(ii) is intended to diminish the number of securities to be included by the Company in the underwriting.

         If any Holder disapproves of the terms of the underwriting, it may elect to withdraw therefrom by written notice to the Company and the underwriter. The Registrable Securities so withdrawn shall also be withdrawn from registration.

                  (iii) Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 18(c) prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration.

         (d) Expenses of Registration. All expenses incurred in connection with all registrations effected pursuant to Sections 18(a), 18(b), 18(c) and 18(i), including without limitation all registration, filing and qualification fees (including state securities law fees and expenses), printing expenses, escrow fees, fees and disbursements of counsel for the Company (and the reasonable fees and disbursements of one separate counsel for the participating Holders) and expenses of any special audits incidental to or required by such registration shall be borne by the Company; provided, however, that the Company shall not be required to pay stock transfer taxes or underwriters' discounts or selling commissions relating to Registrable Securities. Notwithstanding anything to the contrary above, the Company shall not be required to pay for any expenses of any registration proceeding under Section 18(b) if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to have been registered; provided, however, that in the event that Holders holding at least 51% of the Registrable Securities agree to forfeit their right to a demand registration pursuant to Section 18(b) (in which event such right shall be forfeited by all Holders), then the Company shall be required to pay the expenses of such withdrawn registration. In the absence of such an agreement to forfeit, the Holders of Registrable Securities to have been registered shall bear all such expenses pro rata on the basis of the Registrable Securities to have been registered. Notwithstanding the preceding sentence, however, if at the time of the withdrawal, the Holders have learned of a materially adverse change in the condition, business or prospects of the Company from that known to the Holders at the time of their request, then the Holders shall not be required to pay any of said expenses and shall retain their rights pursuant to Section 18(b).

         (e)      Obligations of the Company. Whenever required under this
Section 18 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

                  (i) prepare and file with the SEC a Registration Statement with respect to such Registrable Securities and use its diligent efforts to cause such Registration Statement to become effective, and keep such Registration Statement effective for the lesser of 120 days or until the Holder or Holders have completed the distribution relating thereto.

                  (ii) prepare and file with the SEC such amendments and supplements to such Registration Statement and the prospectus used in connection with such Registration Statement as may be necessary to keep such Registration Statement effective and to comply with the provisions of the 1933 Act with respect to the disposition of all securities covered by such registration statement in accordance with the intended methods of disposition by sellers thereof set forth in such registration statement.

                  (iii) furnish to the Holders such numbers of copies of a prospectus, including all exhibits thereto and documents incorporated by reference therein and a preliminary prospectus, in conformity with the requirements of the 1933 Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

                  (iv) use its diligent efforts to register or otherwise qualify the securities covered by such Registration Statement under such other securities laws of such states and other jurisdictions as shall be reasonably requested by the Holders or the managing underwriter, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

                  (v) in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

                  (vi) notify each Holder of Registrable Securities covered by such Registration Statement, at any time when a prospectus relating thereto is required to be delivered under the 1933 Act, of the happening of any event as a result of which the prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

                  (vii) use its diligent efforts to list the Registrable Securities that are shares of Common Stock covered by such Registration Statement with any securities exchange on which the Common Stock is then listed.

                  (viii) make available for inspection by each Holder including Registrable Securities in such registration, any underwriter participating in any distribution pursuant to such registration, and any attorney, accountant or other agent retained by such Holder or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, as such parties may reasonably request, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such Holder, underwriter, attorney, accountant or agent in connection with such Registration Statement.

                  (ix) cooperate with Holders including Registrable Securities in such registration and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold, such certificates to be in such denominations and registered in such names as such Holders or the managing underwriters may request at least two business days prior to any sale of Registrable Securities.

                  (x) permit any Holder which Holder, in the reasonable judgment, exercised in good faith, of such Holder, might be deemed to be a controlling person of the Company, to participate in good faith in the preparation of such Registration Statement and to cooperate in good faith to include therein material, furnished to the Company in writing, that in the reasonable judgment of such Holder and its counsel should be included.

         (f)      Indemnification.

                  (i) The Company will, and does hereby undertake to, indemnify and hold harmless each Holder of Registrable Securities, each of such Holder's officers, directors, employees, partners and agents, and each Person controlling such Holder, with respect to any registration, qualification or compliance effected pursuant to this Section 18, and each underwriter, if any, and each Person who controls any underwriter, of the Registrable Securities held by or issuable to such Holder, against all claims, losses, damages and liabilities (or actions in respect thereto) to which they may become subject under the 1933 Act, the Securities Exchange Act of 1934, as amended (the "1934 Act"), or other federal or state law arising out of or based on (A) any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other similar document (including any related Registration Statement, notification, or the like) incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made, (B) any violation or alleged violation by the Company of any federal, state or common law rule or regulation applicable to the Company in connection with any such registration, qualification or compliance, or (C) any failure to register or qualify Registrable Securities in any state where the Company or its agents have affirmatively undertaken or agreed in writing that the Company (the undertaking of any underwriter chosen by the Company being attributed to the Company) will undertake such registration or qualification on behalf of the Holders of such Registrable Securities (provided that in such instance the Company shall not be so liable if it has undertaken its best efforts to so register or qualify such Registrable Securities) and will reimburse, as incurred, each such Holder, each such underwriter and each such director, officer, partner, agent and controlling person, for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action; provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission made in reliance and in conformity with written information furnished to the Company by such Holder or underwriter expressly for use therein.

                  (ii) Each Holder will, and if Registrable Securities held by or issuable to such Holder are included in such registration, qualification or compliance pursuant to this Section 18, does hereby undertake to indemnify and hold harmless the Company, each of its directors, employees, agents and officers, and each Person controlling the Company, each underwriter, if any, and each Person who controls any underwriter, of the Company's securities covered by such a Registration Statement, and each other Holder, each of such other Holder's officers, partners, directors and agents and each Person controlling such other Holder, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such Registration Statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made, and will reimburse, as incurred, the Company, each such underwriter, each such other Holder, and each such director, officer, employee, agent, partner and controlling Person of the foregoing, for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) was made in such Registration Statement, prospectus, offering circular or other document, in reliance upon and in conformity with written information furnished to the Company by Holder expressly for use therein; provided, however, that the liability of each Holder hereunder shall be limited to the net proceeds received by such Holder from the sale of securities under such Registration Statement. It is understood and agreed that the indemnification obligations of each Holder pursuant to any underwriting agreement entered into in connection with any Registration Statement shall be limited to the obligations contained in this subsection 18(f)(ii).

                  (iii)    Each party entitled to indemnification under this
Section 18(f) (the "Indemnified Party") shall give notice to the party required to provide such indemnification (the "Indemnifying Party") of any claim as to which indemnification may be sought promptly after such Indemnified Party has actual knowledge thereof, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be subject to approval by the Indemnified Party (whose approval shall not be unreasonably withheld) and the Indemnified Party may participate in such defense at the Indemnifying Party's expense if representation of such Indemnified Party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding; and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this
Section 18, except to the extent that such failure to give notice shall materially adversely affect the Indemnifying Party in the defense of any such claim or any such litigation. An Indemnifying Party, in the defense of any such claim or litigation, may, without the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement that includes as an unconditional term thereof the giving by the claimant or plaintiff therein, to such Indemnified Party, of a release from all liability with respect to such claim or litigation.

                  (iv) In order to provide for just and equitable contribution in case indemnification is prohibited or limited by law, the Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and such Party's relative intent, knowledge, access to information and opportunity to correct or prevent such actions; provided, however, that, in any case, (I) no Holder will be required to contribute any amount in excess of the public offering price of all securities offered by it pursuant to such Registration Statement less all underwriting fees and discounts and (II) no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

                  (v) The indemnities provided in this Section 18(f) shall survive the transfer of any Registrable Securities by such Holder.

         (g) Information by Holder. The Holder or Holders of Registrable Securities included in any registration shall furnish to the Company such information regarding such Holder or Holders and the distribution proposed by such Holder or Holders as the Company may reasonably request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Section 18.

         (h) Transfer of Registration Rights. The rights, contained in Sections 18(b), 18(c) and 18(i) hereof, to cause the Company to register the Registrable Securities, may be assigned or otherwise conveyed (i) by a Shareholder pursuant to a Permitted Transfer, and (ii) by Purchaser in (A) a transaction not involving a change in beneficial ownership or which involves a Transfer of a significant portion of Purchaser's Registrable Securities; (B) (if Purchaser or its controlling shareholder is a partnership) transactions involving distribution without consideration to Purchaser's or its controlling shareholder's partners, retired partners, or to the estate of any of such partners; or (C) (if Purchaser is a corporation) transactions involving distribution without consideration to any of its shareholders.

         (i) Form S-3. If the Company's stock becomes publicly traded, the Company shall use its diligent efforts to qualify for registration on Form S-3 or any equivalent form used for the registration of securities under the 1933 Act within 12 months following the effective date of the first registration of any securities of the Company on Form S-1. After the Company has qualified for the use of Form S-3 (or equivalent), the Holders of Registrable Securities shall have one right to request registrations on Form S-3 (or equivalent) thereafter under this Section 18(i). The Company shall give notice to all Holders of Registrable Securities of the receipt of a request for registration pursuant to this Section 18(i) and shall provide a reasonable opportunity for other Holders to participate in the registration. Subject to the foregoing, the Company will use its reasonable best efforts to effect as soon as practicable the registration of all shares of Registrable Securities on Form S-3, as the case may be, to the extent requested by the Holder or Holders thereof for purposes of disposition; provided, however, that the Company shall not be obligated to effect any such registration if (A) the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than $500,000, or (B) the Company shall have already made two registrations on Form S-3 within the 12-month period immediately preceding the request. Notwithstanding the foregoing, nothing herein shall restrict, prohibit, or limit in any way a Holder's ability to exercise its registration rights under Sections 18(b) or 18(c) hereof.

         (j) Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 18.

         (k) Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of at least 51% of the Registrable Securities then outstanding and not registered, enter into any agreement with any holder or prospective holder of any securities of the Company that would allow such holder or prospective holder to (i) require the Company to effect a registration or
(ii) include any securities in any registration filed under Section 18(b), 18(c) or 18(i) hereof, unless, under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of such securities will not diminish the amount of Registrable Securities that are included in such registration (except with respect to any demand rights of any Holder or prospective Holder).

         (l) Rule 144 Reporting. With a view to making available to the Holders the benefits of certain rules and regulations of the SEC that may permit the sale of the Registrable Securities to the public without registration, the Company, following a Qualified Public Offering, agrees to use its diligent efforts to:

                  (i) Make and keep current public information available, within the meaning of SEC Rule 144 or any similar or analogous rule promulgated under the 1933 Act, at all times after it has become subject to the reporting requirements of the 1934 Act;

                  (ii) File with the SEC, in a timely manner, all reports and other documents required of the Company under the 1933 Act and 1934 Act (after it has become subject to such reporting requirements);

                  (iii) So long as a Holder owns any Registrable Securities, furnish to such Holder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 (at any time commencing 90 days after the effective date of the first registration filed by the Company for an offering of its securities to the general public), the 1933 Act and the 1934 Act (at any time after it has become subject to such reporting requirements); a copy of the most recent annual or quarterly report of the Company; and such other reports and documents as a Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing it to sell any such securities without registration.

         (m) "Market Stand Off" Agreement. Each Holder hereby agrees that during the 180 day period following the effective date of a registration statement of the Company filed under the 1933 Act, it shall not, to the extent requested by the Company and any underwriter, sell, pledge, hypothecate, transfer, make any short sale of, loan, grant any option or right to purchase of, or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any Common Stock held by it at any time during such period except Common Stock included in such registration.

         (n) Termination of Registration Rights. The rights of any particular Holder to cause the Company to register securities under Sections 18(b), 18(c) or 18(i) hereof shall terminate as to any Holder on the later of
(i) two (2) years following the consummation of a Qualified Public Offering, or
(ii) the date such Holder is able to dispose of all of its Registrable Securities in any 90 day period pursuant to SEC Rule 144 (or any similar or analogous rule promulgated under the 1933 Act).

         SECTION 19. Legend.

         Each of the parties hereto agrees that a legend in substantially the following form shall be placed on the certificates representing any Shares owned by it:

         THE TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS OF AN INVESTOR RIGHTS AGREEMENT DATED AS OF OCTOBER 13, 1999, A COPY OF WHICH IS ON FILE IN THE COMPANY'S OFFICES. THE INVESTOR RIGHTS AGREEMENT, AMONG OTHER THINGS, CONTAINS RESTRICTIONS ON THE TRANSFERABILITY OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE AND PUT AND CALL OPTIONS WITH RESPECT TO CERTAIN SECURITIES. THE COMPANY WILL NOT REGISTER THE TRANSFER OF SUCH SECURITIES ON THE BOOKS OF THE COMPANY UNLESS AND UNTIL THE TRANSFER HAS BEEN MADE IN COMPLIANCE WITH THE TERMS OF THE INVESTOR RIGHTS AGREEMENT.

         SECTION 20. Specific Performance and Injunctive Relief; Arbitration.

         Each of the parties hereto acknowledges and agrees that in the event of any breach of this Agreement, the non-breaching party or parties would be irreparably harmed and could not be made whole by monetary damages, and therefore hereby waives the defense in any action for specific performance or injunctive relief that a remedy at law would be adequate. Each of the parties hereto further agrees that the Purchaser and the Company, in addition to any other remedy to which it may be entitled at law or in equity, shall be entitled to compel specific performance of this Agreement and to obtain injunctive relief in any action instituted in a court of proper jurisdiction.

         [Arbitration provision to be added]

         SECTION 21. Miscellaneous.

         (a) References; Headings. Unless otherwise indicated, "sections," "subsections" and "clauses" mean and refer to the sections, subsections and clauses of this Agreement; words such as "herein," "hereinafter," "hereof," "hereto" and "hereunder" refer to this Agreement as a whole, unless the context otherwise requires; and the headings in this Agreement are for convenience of reference only and in no way define, limit or describe the scope or intent of any provisions or Sections of this Agreement. Unless the context otherwise requires, words denoting any gender shall include all genders -- male, female and neuter -- as applicable. The word "including" shall mean "including without limitation."

         (b) Entire Agreement. This Agreement constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein, and there are no restrictions, promises, representations, warranties, covenants or undertakings with respect to the subject matter hereof other than those expressly set forth or referred to herein. This Agreement supersedes all prior agreements and understandings between the parties hereto with respect to the subject matter hereof. In the event of any inconsistency or conflict between the provisions contained herein and the provisions of the Articles of Incorporation or Bylaws of the Company, the provisions hereof shall control and the parties hereto shall use their best efforts to cause the Company to correct such inconsistency or conflict. All exhibits and schedules, attained herein are by this reference made apart hereof as though fully set forth herein.

         (c) Notices. All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be by registered or certified first-class mail, return receipt requested, telecopy, recognized overnight courier service or personal delivery:

if to the Company:

                  Blackbaud, Inc.
                  4401 Belle Oaks Drive
                  Charleston, South Carolina 29405
                  Attention:  President

                  Tel: (843) 740-5400
                  Fax: (843) 740-5412

with copies to Purchaser and to:

                  Wyrick Robbins Yates & Ponton LLP
                  4101 Lake Boone Trail, Suite 300
                  Raleigh, North Carolina 27607-7506
                  Attention:  Larry E. Robbins
                  Tel:  (919) 781-4000
                  Fax: (919) 781-4865

if to Purchaser:

                  Hellman & Friedman Capital Partners III, L.P.
                  c/o Hellman & Friedman LLC
                  One Maritime Plaza, 12th Floor
                  San Francisco, California 94111
                  Attention:  Richard M. Levine
                  Tel: (415) 788-5111
                  Fax: (415) 788-0176

with a copy to:

                  Wachtell, Lipton, Rosen & Katz
                  51 West 52nd Street
                  New York, New York  10019
                  Attention:  Andrew J. Nussbaum
                  Tel:  (212) 403-1000
                  Fax:  (212) 403-2000

if to Shareholder, at the address set forth on Exhibit A.

         All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial overnight courier service; five business days after being deposited in the mail, postage prepaid, if mailed; and the first business day after receipt is acknowledged, if telecopied.

         (d) Applicable Law. The laws of the State of South Carolina shall govern the interpretation, validity and performance of the terms of this Agreement, regardless of the law that might be applied under applicable principles of conflicts of laws.

         (e) Severability. The invalidity, illegality or unenforceability of one or more of the provisions of this Agreement in any jurisdiction shall not affect the validity, legality or enforceability of the remainder of this Agreement in such jurisdiction or the validity, legality or enforceability of this Agreement, including any such provision, in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.

         (f) Successors and Assigns; No Third Party Beneficiaries. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and permitted assigns, which in the case of a transfer to more than one transferee shall mean the transferee or transferees designated by the transferor. This Agreement is made solely and specifically among and for the benefit of the parties hereto and their respective permitted successors and assigns, and no other Person, unless express provisions made herein to the contrary, shall have any rights, interests or claims hereunder or be entitled to any benefits under or on account of this Agreement as a third party beneficiary or otherwise.

         (g) Defaults. A default by any party to this Agreement in such party's compliance with any of the terms or conditions hereof or performance of any of the obligations of such party hereunder shall not constitute or excuse a default by any other party.

         (h) Recapitalizations; Exchanges; etc. The provisions of this Agreement shall apply, to the full extent set forth herein with respect to the Shares, to any and all shares of capital stock of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for, or in substitution of the Shares, by reason of a stock dividend, recapitalization, reclassification, merger, consolidation or otherwise.

         (i) Amendments; Waivers. This Agreement may not be amended, modified or supplemented and no waivers of or consents to departures from the provisions hereof may be given unless consented to in writing by the Company and Persons holding more than ninety percent (90%) of the total outstanding Shares.

         (j) Variation in Pronouns; Construction. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the antecedent Person or Persons may require. Whenever used herein, "or" shall include both the conjunctive and disjunctive, "any" shall mean "one or more or all," and "including" shall mean "including without limitation."

         (k) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same Agreement. Signatures may be exchanged by telecopy, with original signatures to follow. Each party to this Agreement agrees that it will be bound by its own telecopied signature and that it accepts the telecopied signatures of the other parties to this Agreement.

         (1) Further Action. Each party hereto, upon the request of the Company or Purchaser, as applicable, agrees to perform all further acts and execute, acknowledge or deliver any instruments or documents and to perform such additional acts as may be reasonably necessary, appropriate or desirable to carry out the provisions of this Agreement.

         (m) No Implied Waiver. No failure on the part of the Company or any of the other parties hereto (and their successors and assigns) to exercise, and no delay or other forbearance or indulgence in exercising, any right, remedy, power or privilege under this Agreement, except as provided herein, shall operate as a waiver thereof; nor, except as provided herein, shall any single or partial exercise of any right, remedy, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. Except as otherwise provided herein, no term or provision of this Agreement shall be deemed waived and no breach excused unless such waiver or excused breach is in writing and signed by the party against whom it is asserted. The parties hereto (and their successors and assigns) shall have the right at all times to enforce the provisions of this Agreement in strict accordance with the terms hereof, and no waiver of any provision of this Agreement, except as otherwise provided herein, shall constitute a waiver of any other provision, nor shall, except as otherwise provided herein, any waiver constitute a continuing waiver unless otherwise provided in writing.

                           [SIGNATURE PAGES TO FOLLOW]

         IN WITNESS WHEREOF, each party hereto has caused this Agreement to be duly executed as of the date first above written.

                                 BLACKBAUD, INC.

                                 By: /s/ Timothy B. Smith
                                     --------------------
                                 Name: Timothy B. Smith
                                       ------------------
                                 Title: VP
                                       ------------------

                                 HELLMAN & FRIEDMAN CAPITAL PARTNERS III, L.P.

                                 By: H&F Investors III, its General Partner

                                 By: Hellman & Friedman Associates III, L.P.,
                                       its Managing General Partner

                                 By: H&F Investors III, Inc., its Managing
                                       General  Partner

                                 By: /s/ Marco W. Hellman
                                     --------------------
                                 Name: Marco W. Hellman
                                       ------------------
                                 Title: Vice President
                                       ------------------


                                 H&F ORCHARD PARTNERS III, L.P.

                                 By: H&F Investors III, its General Partner

                                 By: Hellman & Friedman Associates III, L.P.,
                                     its Managing General Partner

                                 By: H&F Investors III, Inc., its Managing
                                       General  Partner

                                 By: /s/ Marco W. Hellman
                                     --------------------
                                 Name: Marco W. Hellman
                                       ------------------
                                 Title: Vice President
                                       ------------------

                                 H&F INTERNATIONAL PARTNERS III, L.P.

                                 By: H&F Investors III, its General Partner

                                 By: Hellman & Friedman Associates III, L.P.,
                                       its Managing General Partner

                                 By: H&F Investors III, Inc., its Managing
                                       General  Partner

                                 By: /s/ Marco W. Hellman
                                     --------------------
                                 Name: Marco W. Hellman
                                       ------------------
                                 Title: Vice President
                                       ------------------

                                 POBEDA PARTNERS LTD.

                                 By: /s/ Marco W. Hellman
                                     --------------------
                                 Name: Marco W. Hellman
                                       ------------------
                                 Title: Director
                                       ------------------

                                 /s/ Anthony E. Bakker
                                 -----------------------------------------------
                                 Anthony E. Bakker

                                 /s/ Gary F. Thornhill
                                 -----------------------------------------------
                                 Gary F. Thornhill

                                 /s/ Timothy B. Smith
                                 -----------------------------------------------
                                 Timothy B. Smith

                                 /s/ John L. Thompson
                                 -----------------------------------------------
                                 John L. Thompson

                                 /s/ Nigel W. H. Cooper
                                 -----------------------------------------------
                                 Nigel W. H. Cooper

                                 /s/ Louis J. Attanasi
                                 -----------------------------------------------
                                 Louis J. Attanasi

                                 /s/ Joseph J. Wezwick
                                 -----------------------------------------------
                                 Joseph J. Wezwick

                                 /s/ Gerard Zink
                                 -----------------------------------------------
                                 Gerard Zink

                                 /s/ Debby Feldman
                                 -----------------------------------------------
                                 Debby Feldman

                                 /s/ Michael Catanzarite
                                 -----------------------------------------------
                                 Michael Catanzarite

                                 /s/ Christian Bonacore
                                 -----------------------------------------------
                                 Christian Bonacore

                                 /s/ Tarek Heiba
                                 -----------------------------------------------
                                 Tarek Hans Heiba

                                 ANTHONY E. BAKKER 1999 RETAINED
                                 ANNUITY TRUST - EF, u/t/a dated June 17, 1999

                                 By: /s/ Timothy B. Smith
                                    --------------------------------------------
                                 Name:  Timothy B. Smith
                                 Title: Trustee

                                 ANTHONY E. BAKKER 1999 RETAINED
                                 ANNUITY TRUST - TB, u/t/a dated June 17, 1999

                                 By: /s/ Timothy B. Smith
                                    --------------------------------------------
                                 Name:  Timothy B. Smith
                                 Title: Trustee

                                 ANTHONY E. BAKKER 1999 RETAINED
                                 ANNUITY TRUST - LC, u/t/a dated June 17, 1999

                                 By: /s/ Timothy B. Smith
                                    --------------------------------------------
                                 Name:  Timothy B. Smith
                                 Title: Trustee

                                 GARY F. THORNHILL 1999 RETAINED
                                 ANNUITY TRUST, u/t/a dated June 17, 1999

                                 By: /s/ Timothy B. Smith
                                     -------------------------------------------
                                 Name:  Timothy B. Smith
                                 Title: Trustee

                                 JOHN L. THOMPSON 1999 RETAINED
                                 ANNUITY TRUST, u/t/a dated August 4, 1999

                                 By: /s/ Timothy B. Smith
                                     -------------------------------------------
                                 Name:  Timothy B. Smith
                                 Title: Trustee

                                 LOUIS J. ATTANASI 1999 RETAINED
                                 ANNUITY TRUST, u/t/a dated July 14, 1999

                                 By: /s/ Timothy B. Smith
                                     -------------------------------------------
                                 Name:  Timothy B. Smith
                                 Title: Trustee

                                 NIGEL W. COOPER 1999 RETAINED
                                 ANNUITY TRUST, u/t/a dated July 12, 1999

                                 By: /s/ Nigel W. H. Cooper
                                     -------------------------------------------
                                 Name:  Nigel W. Cooper
                                 Title: Trustee